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EXHIBIT 23.1.2


                         Consent of Independent Auditors



Generex Biotechnology Corporation
33 Harbour Square
Suite 202
Toronto, Ontario
M5J 2G2



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 22, 2003 relating to the consolidated financial statements of Generex Biotechnology Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Dunwoody LLP
---------------------
Toronto,  Ontario
November 13, 2003